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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Intervisual Books, Inc.
Santa Monica, California


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2000, except for Notes 6 and 7, as to which the date is March 28, 2000, with respect to the financial statements of Intervisual Books, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1999.


                                            /s/  BDO SEIDMAN, LLP


April 12, 2000
Los Angeles, California